Exhibit 5.1

Armstrong Teasdale LLP

4643 S. Ulster St., Ste. 800

Denver, CO 80237

July 25, 2023

AiXin Life International, Inc.

Hongxing International Business Building 2, 14th Floor

No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

Re:	Registration Statement on Form S-1 of AiXin Life International, Inc. (File No. 333-268190)

Ladies and Gentlemen:

We have acted in a limited capacity as special local counsel to AiXin Life International, Inc., a Colorado corporation (the “Company”), in connection with the proposed issuance and sale by the Company of: (i) of up to 2,731,250 shares (the “Offering Shares”) of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) in an underwritten public offering (the “Offering”) as described in the Registration Statement on Form S-1, File No. 333-268190 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which includes 356,250 shares subject to the underwriter’s over-allotment option, as described in the Registration Statement; and (ii) the proposed issuance and sale by the Company of a warrant (the “Underwriter’s Warrant”) to purchase up to 118,750 shares of Common Stock (the “Underwriter’s Warrant Shares”) to be issued to the underwriter in the Offering.

As such special local counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation: (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as amended, (iii) the Bylaws of the Company, (iv) certain resolutions adopted by the board of directors of the Company relating to the Offering, the Offering Shares, the Underwriter’s Warrant Shares, and other related matters and (v) a form of the share certificate representing the common stock of the Company (the “Share Certificate”).

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Offering Shares have been duly authorized and, when the Offering Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the underwriter of the Offering, and have been issued by the Company against payment therefor (not less than par value) pursuant to the terms of the form of underwriting agreement most recently filed as an exhibit to the Registration Statement (the “Underwriting Agreement”) as described in the Registration Statement, the Offering Shares will be validly issued, fully paid, and nonassessable.

2. The Underwriter’s Warrant has been duly authorized and, when the Offering Shares are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor as described in the Registration Statement, and the Underwriter’s Warrant is executed, countersigned, issued and delivered pursuant to the terms of the Underwriting Agreement as described in the Registration Statement, the Underwriter’s Warrant will constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The Underwriter’s Warrant Shares have been duly authorized and, when the Underwriter’s Warrant Shares shall have been paid for and issued in accordance with the terms of the Underwriter’s Warrant as described in the Registration Statement, the Underwriter’s Warrant Shares will be validly issued, fully paid, and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to the enforceability of any provision contained in the Underwriter’s Warrant relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(c) we call to your attention that irrespective of the agreement of the parties to the Underwriter’s Warrant, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the Underwriter’s Warrant; and

(d) to the extent that any opinion relates to the enforceability of the choice of law and choice of forum provisions contained in the Offering Shares or the Underwriter’s Warrant, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in CBCA (as defined below) and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a) neither the execution and delivery by the Company of the Underwriter’s Warrant nor the performance by the Company of its obligations under the Underwriter’s Warrant, the Share Certificate or the Underwriting Agreement, including the issuance and sale of the Offering Shares and/or the Underwriter’s Warrant Shares, (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (a) with respect to the CBCA); and

(b) neither the execution and delivery by the Company of the Underwriter’s Warrant, the Share Certificate or the Underwriting Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Offering Shares and the Underwriter’s Warrant Shares, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Our opinion herein is expressed solely with respect to the Colorado Business Corporation Act of the State of Colorado (the “CBCA”). Our opinion is based on the CBCA as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

ARMSTRONG TEASDALE LLP